                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934





Date of Report (Date of earliest event reported):  January 28, 1997



                            HERITAGE BANCORP, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Pennsylvania                  0-12506                 23-2228542
-------------------------------      -----------          ----------------------
(State or other jurisdiction of      (Commission          (I.R.S. Employer
incorporation or organization)       File No.)            Identification Number)



       120 South Centre Street, Pottsville, Pennsylvania      17901
--------------------------------------------------------------------------------
      (Address of principal executive offices)             (Zip Code)



              Registrant's telephone number, including area code:


                                (717) 622-2320



                                NOT APPLICABLE
--------------------------------------------------------------------------------
            (Former name or address, if changed, since last report)





Exhibit Index on page 5.

ITEM 5    OTHER EVENTS.
          ------------

          AUTHORIZATION OF STOCK REPURCHASES.
          ----------------------------------

          On January 28, 1997, the Board of Directors of the Corporation authorized the repurchase of up to $2,500,000 in aggregate purchase price of the Corporation's outstanding common stock. Pursuant to the authorization, appropriate executive officers of the Corporation may direct the repurchases at times and in amounts determined by them to be prudent.

          The Corporation expects to use available cash to fund the repurchases and does not anticipate borrowing for this purpose. Repurchases will be made from time to time on the open market or in privately negotiated transactions. The shares to be purchased will be used for reissuance in connection with the Corporation's benefit plans, including but not limited to the Employee Stock Ownership Plan, Dividend Reinvestment and Stock Purchase Plan, Stock Option Plans and such other benefit plans as may hereinafter be adopted by the Corporation and for other general purposes of the Corporation.

          The press release announcing the authorization of the share repurchases is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7    FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND
          ---------------------------------------------------------
          EXHIBITS.
          --------

               (c)  Exhibits.


                    99    -   Press Release, dated January 29,
                              1997, announcing authorization of
                              stock repurchases.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                              HERITAGE BANCORP, INC.



                              By: /s/ Allen E. Kiefer
                                 -----------------------------------------------
                                   Allen E. Kiefer
                                   President and Chief Executive Officer



Date:  February 4, 1997

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.                                                 Page No.
-----------                                                 --------

    99         Press Release, dated January 29, 1997,            6
               announcing authorization of stock
               repurchases